Exhibit 99.15
                                 -------------
                Computational Materials and/or ABS Term Sheets

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Count            SumOfcurrbal
-----------------------------
  294            $76,006,212




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Count            SumOfcurrbal        ZIP           CITY          % of Aggregate
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  75            $16,312,125                      LAS VEGAS             2.45
  52            $16,092,463                      LOS ANGELES           2.42
  30             $8,010,376                      SACRAMENTO             1.2
  29             $7,176,500                      MIAMI                 1.08
  14             $5,414,261                      SAN DIEGO             0.81
  17             $5,245,201                      RIVERSIDE             0.79
  20             $5,132,256                      ATLANTA               0.77
  33             $4,775,491                      PHOENIX               0.72
  14             $4,033,224                      STOCKTON              0.61
  10             $3,814,315                      SAN JOSE              0.57